EX-99 d(1)(g)

AMENDMENT NO. [__]
TO
AMENDED AND RESTATED MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of [February 13, 2023], amends the Amended and Restated Master Investment Advisory Agreement (the "Agreement"), dated July 1, 2020, between AIM Counselor Series Trust (Invesco Counselor Series Trust), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation, as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to add Invesco SMA Municipal Bond Fund;

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

"APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement

Invesco American Franchise Fund	February 12, 2010
Invesco Income Advantage U.S. Fund	March 31, 2006
Invesco Capital Appreciation Fund	May 24, 2019
Invesco Core Plus Bond Fund	June 2, 2009
Invesco Discovery Fund	May 24, 2019
Invesco Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco Equity and Income Fund	February 12, 2010
Invesco Floating Rate ESG Fund	April 14, 2006
Invesco Global Real Estate Income Fund	March 12, 2007
Invesco Growth and Income Fund	February 12, 2010
Invesco Master Loan Fund	May 24, 2019
Invesco NASDAQ 100 Index Fund	October 9, 2020
Invesco Senior Floating Rate Fund	May 24, 2019
Invesco Short Term Municipal Fund	May 24, 2019
Invesco S&P 500 Index Fund	February 12, 2010
Invesco Short Duration High Yield Municipal Fund	September 30, 2015
Invesco SMA Municipal Bond Fund	[February 13, 2023]

APPENDIX B
COMPENSATION TO THE ADVISER

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below.  Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco American Franchise Fund

Net Assets	Annual Rate

First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $550 million	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco Capital Appreciation Fund*

Net Assets	Annual Rate

First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $700 million	0.60%
Next $1 billion	0.58%
Next $2 billion	0.56%
Next $2 billion	0.54%
Next $2 billion	0.52%
Next $2.5 billion	0.50%
Over $11 billion	0.48%

Invesco Core Plus Bond Fund

Net Assets	Annual Rate

First $500 million	0.450%
Next $500 million	0.425%
Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%

Invesco Discovery Fund*

Net Assets	Annual Rate

First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $700 million	0.60%
Next $3.5 billion	0.58%
Over $5 billion	0.55%

Invesco Equally-Weighted S&P 500 Fund
Invesco S&P 500 Index Fund

Net Assets	Annual Rate

First $2 billion	0.12%
Over $2 billion	0.10%

Invesco Equity and Income Fund
Invesco Growth and Income Fund

Net Assets	Annual Rate

First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%

Invesco Floating Rate ESG Fund

Net Assets	Annual Rate

First $500 million	0.65%
Next $4.5 billion	0.60%
Next $5 billion	0.575%
Over $10 billion	0.55%

Invesco Global Real Estate Income Fund

Net Assets	Annual Rate

First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Amount over $10 billion	0.68%

Invesco Income Advantage U.S. Fund

Net Assets	Annual Rate

First $250 million	0.60%
Next $250 million	0.575%
Next $500 million	0.55%
Next $1.5 billion	0.525%
Next $2.5 billion	0.50%
Next $2.5 billion	0.475%
Next $2.5 billion	0.45%
Over $10 billion	0.425%

Invesco Master Loan Fund*

Net Assets	Annual Rate

All Assets	0.30%

Invesco NASDAQ 100 Index Fund

Net Assets	Annual Rate

First $2 billion	0.15%
Over $2 billion	0.14%

Invesco Senior Floating Rate Fund*

Net Assets	Annual Rate

First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $4.2 billion	0.60%
Next $5 billion	0.58%
Next $10 billion	0.56%
Over $20 billion	0.55%

Invesco Short Term Municipal Fund*

Net Assets	Annual Rate

First $100 million	0.50%
Next $150 million	0.45%
Next $250 million	0.425%
Next $500 million	0.40%
Next $4 billion	0.37%
Over $5 billion	0.35%

Invesco Short Duration High Yield Municipal Fund

Net Assets	Annual Rate

First $100 million	0.4825%
Next $150 million	0.4325%
Next $250 million	0.4075%
Next $4.5 billion	0.3825%
Next $5 billion	0.3725%
Over $10 billion	0.3525%

Invesco SMA Municipal Bond Fund

Net Assets	Annual Rate

All Assets	0.00%

*  The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

 IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

By:
Jeffrey H. Kupor
Secretary, Senior Vice President and Chief Legal Officer

INVESCO ADVISERS, INC.

By:
Jeffrey H. Kupor
Senior Vice President & Secretary